Contango Reports Third Quarter Earnings and Updates Operations

    HOUSTON--(BUSINESS WIRE)--May 9, 2007--Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended March 31, 2007 of approximately $0.2 million, or $0.01 per basic and diluted share. This compares to net income attributable to common stock for the three months ended March 31, 2006 of $0.7 million, or $0.05 per basic and diluted share.

    The net loss attributable to Contango common stock for the nine months ended March 31, 2007 was $2.7 million, or $0.18 per basic and diluted share, compared to net income attributable to common stock for the nine months ended March 31, 2006 of $0.4 million, or $0.03 per basic and diluted share.

    Kenneth R. Peak, Contango's Chairman and Chief Executive Officer, said, "Our net production for the three months ended March 31, 2007 averaged 7.8 million cubic feet equivalent per day ("MMcfe/d") vs. 20 MMcfe/d currently. Our Dutch #2 well at Eugene Island 10, expected to begin producing in July 2007, is anticipated to add another 7.5 MMcfe/d, which together with on-going drilling in the Arkansas Fayetteville Shale is projected to increase our daily net production to 30 MMcfe/d by this summer."

    Mr. Peak continued, "We have now drilled the first two of our five scheduled Alta operated wells and are currently fracture stimulating our first well, the Alta-Huff #1-29H. This well was drilled in 15 days at an 8/8ths cost of $2.5 million, compared to our AFE of $2.4 million. Our second well, the Alta-Jones #1-29H was drilled in 12 days, which is two days faster than our AFE estimate, and at a cost of $2.3 million. We have an aggressive fracture stimulation schedule in front of us and plan to fracture stimulate six Alta operated wells over the next three months. We spudded our Dutch #3 exploration well on April 26, 2007 and expect to spud our Mary Rose #1 development well upon completion of the Dutch #3 well, expected in July 2007."

    As of May 4, 2007, we have approximately $2.5 million in cash and cash equivalents, $35.0 million in long-term debt outstanding and $15.0 million of borrowing availability. Our proved reserves, as estimated by our independent reserve engineers as of March 31, 2007, were 56.0 billion cubic feet equivalent. The SEC PV-10 pre-tax net present value of these reserves, using quarter end prices adjusted for basis and transportation is $238.3 million.



             CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                        Three Months Ended       Nine Months Ended
                             March 31,               March 31,
                      ----------------------- ------------------------
                         2007        2006        2007         2006
                      ----------- ----------- ------------ -----------
REVENUES:
  Natural gas and oil
   sales              $5,416,020    $123,199   $7,458,733    $315,274
                      ----------- ----------- ------------ -----------
     Total revenues    5,416,020     123,199    7,458,733     315,274
                      ----------- ----------- ------------ -----------

EXPENSES:
  Operating expenses
   (credits)             280,302       5,512      557,953     (11,216)
  Exploration
   expenses              253,741     152,011    1,151,211     978,682
  Depreciation,
   depletion and
   amortization        1,050,200      11,909    1,554,583      99,032
  Impairment of
   natural gas and
   oil properties              -     419,918      192,109     419,918
  General and
   administrative
   expenses            2,371,076   1,061,518    4,900,017   3,083,492
                      ----------- ----------- ------------ -----------
     Total expenses    3,955,319   1,650,868    8,355,873   4,569,908
                      ----------- ----------- ------------ -----------

INCOME (LOSS) FROM
 CONTINUING
 OPERATIONS BEFORE
OTHER INCOME
 (EXPENSES) AND
 INCOME TAXES          1,460,701  (1,527,669)    (897,140) (4,254,634)

OTHER INCOME
 (EXPENSE):
  Interest expense
   (net of interest
   capitalized)         (739,510)        (93)  (1,297,415)       (285)
  Interest income        231,253     165,946      638,395     565,314
  Gain (loss) on sale
   of assets and
   other                (677,580)    (18,519)  (1,994,265)    223,167
                      ----------- ----------- ------------ -----------
INCOME (LOSS) FROM
 CONTINUING
 OPERATIONS
BEFORE INCOME TAXES      274,864  (1,380,335)  (3,550,425) (3,466,438)
Benefit (provision)
 for income taxes        (96,152)    524,792    1,156,420   1,326,191
                      ----------- ----------- ------------ -----------

INCOME (LOSS) FROM
 CONTINUING
 OPERATIONS              178,712    (855,543)  (2,394,005) (2,140,247)

DISCONTINUED
 OPERATIONS
  Discontinued
   operations, net of
   income taxes                -   1,754,965            -   3,032,583
                      ----------- ----------- ------------ -----------

NET INCOME (LOSS)        178,712     899,422   (2,394,005)    892,336
Preferred stock
 dividends                22,222     150,000      314,722     451,000
                      ----------- ----------- ------------ -----------
NET INCOME (LOSS)
 ATTRIBUTABLE TO
 COMMON STOCK           $156,490    $749,422  $(2,708,727)   $441,336
                      =========== =========== ============ ===========

NET INCOME (LOSS) PER
 SHARE:
  Basic
    Continuing
     operations            $0.01      $(0.07)      $(0.18)     $(0.18)
    Discontinued
     operations                -        0.12            -        0.21
                      ----------- ----------- ------------ -----------
        Total              $0.01       $0.05       $(0.18)      $0.03
                      =========== =========== ============ ===========
  Diluted
    Continuing
     operations            $0.01      $(0.07)      $(0.18)     $(0.18)
    Discontinued
     operations                -        0.12            -        0.21
                      ----------- ----------- ------------ -----------
        Total              $0.01       $0.05       $(0.18)      $0.03
                      =========== =========== ============ ===========

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
    Basic             15,759,324  14,865,965   15,262,085  14,675,586
                      =========== =========== ============ ===========
    Diluted           16,068,154  14,865,965   15,262,085  14,675,586
                      =========== =========== ============ ===========


    The Company did not have any discontinued operations for the three or nine months ended March 31, 2007. The summarized financial results for discontinued operations for the periods ended March 31, 2006 are as follows:





Operating Results :   Three Months Ended       Nine Months Ended
                          March 31,                March 31,
                    ----------------------   ----------------------
                      2007        2006         2007        2006
                    ---------- -----------   ---------- -----------

Revenues                   $-  $1,555,134           $-  $4,377,017
Operating credits           -     466,362 (a)        -   1,266,320 (a)
Exploration expenses        -           -            -  (1,093,139)
Depreciation,
 depletion and
 amortization               -    (380,000)           -    (966,734)
Gain on sale of
 discontinued
 operations                 -   1,058,450            -   1,082,048
                    ---------- -----------   ---------- -----------
  Gain before income
   taxes                   $-  $2,699,946           $-  $4,665,512
  Provision for
   income taxes             -    (944,981)           -  (1,632,929)
                    ---------- -----------   ---------- -----------
     Gain from
      discontinued
      operations,
      net of income
      taxes                $-  $1,754,965           $-  $3,032,583
                    ========== ===========   ========== ===========

(a) credit due to severance tax refunds




Production, Prices, Operating Expenses, and Other

                               Three Months Ended   Nine Months Ended
                                    March 31,           March 31,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
                               (Dollar amounts in  (Dollar amounts in
                                000's, except per   000's, except per
                                  Mcfe amounts)       Mcfe amounts)
 Production Data:
 Natural gas (million cubic
  feet)                             648       116       896       342
 Oil and condensate (thousand
  barrels)                           12        13        17        28
 Total (million cubic feet
  equivalent)                       720       194       998       510

 Natural gas (million cubic
  feet per day)                     7.2       1.3       3.3       1.2
 Oil and condensate (thousand
  barrels per day)                  0.1       0.1       0.1       0.1
 Total (million cubic feet
  equivalent per day)               7.8       1.9       3.9       1.9

 Average sales price:
   Natural gas (per thousand
    cubic feet)                   $7.36     $8.00     $7.19     $9.14
   Oil and condensate (per
    barrel)                      $56.20    $58.17    $59.81    $56.89

 Selected data per Mcfe:
   Total lease operating
    expenses                      $0.39    $(2.38)    $0.56    $(2.52)
   General and administrative
    expenses                      $3.31     $5.49     $4.91     $6.08
   Depreciation, depletion and
    amortization of natural gas
    and oil properties            $1.30     $1.96     $1.34     $1.99


    Contango is a Houston-based, independent natural gas and oil company. The Company's core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico and onshore in the Arkansas Fayetteville Shale. The Company also owns a 10% interest in a limited partnership formed to develop an LNG receiving terminal in Freeport, Texas, and holds investments in companies focused on commercializing environmentally preferred energy technologies. Additional information can be found on our web page at www.contango.com.

    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.


    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.contango.com